                                                                    Exhibit 23.3



                         CONSENT OF COOPERS & LYBRAND

We hereby consent to the incorporation by reference in this registration statement of our report dated February 13, 1995 on the audits of the consolidated financial statements of DEKALB Energy Company as of December 31, 1994 and 1993 and for the years ended December 31, 1994 and 1993; and to all references to our Firm included in this registration statement.



/s/ COOPERS & LYBRAND

Coopers & Lybrand
Chartered Accountants

Calgary, Alberta, Canada
September 24, 1996